                                                   Northern Illinois Gas Company
                                                   Form 10-Q
                                                   Exhibit 4.01


                            SUPPLEMENTAL INDENTURE

                                --------------

                              DATED JUNE 1, 1997

                                --------------

                         NORTHERN ILLINOIS GAS COMPANY

                                      TO

                         HARRIS TRUST AND SAVINGS BANK

                      TRUSTEE UNDER INDENTURE DATED AS OF
                       JANUARY 1, 1954 AND SUPPLEMENTAL
                              INDENTURES THERETO

                                --------------

                             FIRST MORTGAGE BONDS
                         6.75% SERIES DUE JUNE 1, 2002

This instrument was prepared by Donald W. Lohrentz, 1844 Ferry Road, Naper-ville, Illinois 60563-9600.

Return to: Northern Illinois Gas Company
Attn: Joe R. Johnson
P.O. Box 190, Aurora, IL 60507-0190

This Supplemental Indenture, dated the first day of June, 1997, between North-ern Illinois Gas Company, a corporation organized and existing under the laws of the State of Illinois (hereinafter called the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation (hereinafter called the "Trustee"), as Trustee under an Indenture dated as of January 1, 1954, as supplemented by Supplemental Indentures dated, respectively, February 9, 1954, April 1, 1956, June 1, 1959, July 1, 1960, June 1, 1963, July 1, 1963,
  August 1, 1964, August 1, 1965, May 1, 1966, August 1, 1966, July 1, 1967,
  June 1, 1968, December 1, 1969, August 1, 1970, June 1, 1971, July 1, 1972,
  July 1, 1973, April 1, 1975, April 30, 1976, April 30, 1976, July 1, 1976,
  August 1, 1976, December 1, 1977, January 15, 1979, December 1, 1981, March 1, 1983, October 1, 1984, December 1, 1986, March 15, 1988, July 1, 1988,
  July 1, 1989, July 15, 1990, August 15, 1991, July 15, 1992, February 1,
  1993, March 15, 1993, May 1, 1993, July 1, 1993, August 15, 1994, October
  15, 1995, May 10, 1996 and August 1, 1996, such Indenture dated as of Janu-ary 1, 1954, as so supplemented, being hereinafter called the "Indenture."

Witnesseth:

 Whereas, the Indenture provides for the issuance from time to time thereun-der, in series, of bonds of the Company for the purposes and subject to the limitations therein specified; and

 Whereas, the Company desires, by this Supplemental Indenture, to create an additional series of bonds to be issuable under the Indenture, such bonds to be designated "First Mortgage Bonds, 6.75% Series due June 1, 2002" (hereinaf-ter called the "bonds of this Series"), and the terms and provisions to be contained in the bonds of this Series or to be otherwise applicable thereto to be as set forth in this Supplemental Indenture; and

 Whereas, the forms, respectively, of the bonds of this Series, and Trustee's certificate to be endorsed on all bonds of this Series, are to be substan-tially as follows:

                            (FORM OF FACE OF BOND)

No. RU _______                                                               $

                         NORTHERN ILLINOIS GAS COMPANY

              First Mortgage Bond, 6.75% Series due June 1, 2002

 Northern Illinois Gas Company, an Illinois corporation (hereinafter called
the "Company"), for value received, hereby promises to pay to            or
registered assigns, the sum of             Dollars, on the first day of June,
2002, and to pay to the registered owner hereof interest on said sum from the date hereof until said sum shall be paid, at the rate of six and seventy-five hundredths per centum (6.75%) per annum, payable semiannually on the first day of June and the first day of December in each year. Both the principal of and the interest on this bond shall be payable at the office or agency of the Com-pany in the City of Chicago, State of Illinois, or, at the option of the reg-istered owner, at the office or agency of the Company in the Borough of Man-hattan, The City and State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. Any installment of interest on the bonds may, at the Company's option, be paid by mailing checks for such interest payable to or upon the written order of the person entitled thereto to the address of such person as it appears on the registration books.

 So long as there is no existing default in the payment of interest on this bond, the interest so payable on any interest payment date will be paid to the person in whose name this bond is registered on the May 15 or the November 15 (whether or not a business day), as the case may be, next preceding such in-terest payment date. If and to the extent that the Company shall default in the payment of interest due on such interest payment date, such defaulted in-terest shall be paid to the person in whose name this bond is registered on the record date fixed, in advance, by the Company for the payment of such de-faulted interest.

 Additional provisions of this bond are set forth on the reverse hereof.

 This bond shall not be entitled to any security or benefit under the Inden-ture or be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its succes-sor in trust under the Indenture, of the certificate endorsed hereon.

 In witness whereof, Northern Illinois Gas Company has caused this bond to be executed in its name by its Chairman, President, or a Vice President, manually or by facsimile signature, and has caused its corporate seal to be impressed

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

hereon or a facsimile thereof to be imprinted hereon and to be attested by its Secretary or its Assistant Secretary, manually or by facsimile signature.

Dated___________

                                   Northern Illinois Gas Company

                                   By _________________________________________
                                                      President

Attest:

-----------------------------------
             Secretary

               (form of trustee's certificate of authentication)

 This bond is one of the bonds of the series designated therein, referred to and described in the within-mentioned Supplemental Indenture dated June 1, 1997.

Harris Trust and Savings Bank,
  Trustee

By ________________________________
         Authorized Officer

                        (form of reverse side of bond)

 This bond is one, of the series hereinafter specified, of the bonds issued and to be issued in series from time to time under and in accordance with and secured by an Indenture dated as of January 1, 1954, to Harris Trust and Sav-ings Bank, as Trustee, as supplemented by certain indentures supplemental thereto, executed and delivered to the Trustee; and this bond is one of a se-ries of such bonds, designated "Northern Illinois Gas Company First Mortgage Bonds, 6.75% Series due June 1, 2002" (herein called "bonds of this Series"), the issuance of which is provided for by a Supplemental Indenture dated June 1, 1997 (hereinafter called the "Supplemental Indenture"), executed and deliv-ered by the Company to the Trustee. The term "Indenture", as hereinafter used, means said Indenture dated as of January 1, 1954, and all indentures supple-mental thereto from time to time in effect. Reference is made to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security, the rights

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

of the holders and registered owners of said bonds, of the Company and of the Trustee in respect of the security, and the terms and conditions governing the issuance and security of said bonds.

 With the consent of the Company and to the extent permitted by and as pro-vided in the Indenture, modifications or alterations of the Indenture or of any supplemental indenture and of the rights and obligations of the Company and of the holders and registered owners of the bonds may be made, and compli-ance with any provision of the Indenture or of any supplemental indenture may be waived, by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds then outstanding under the Indenture, and by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds of any series then out-standing under the Indenture and affected by such modification or alteration, in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, but in any case excluding bonds disquali-fied from voting by reason of the Company's interest therein as provided in the Indenture; subject, however, to the condition, among other conditions stated in the Indenture, that no such modification or alteration shall be made which, among other things, will permit the extension of the time or times of payment of the principal of or the interest on this bond, or the reduction in the principal amount hereof or in the rate of interest or any other modifica-tion in the terms of payment of such principal or interest, which terms of payment are unconditional, or, otherwise than as permitted by the Indenture, the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the mortgaged property, all as more fully provided in the Indenture.

  The bonds of this Series may not be called for redemption by the Company prior to June 1, 2001. On June 1, 2001 and thereafter until maturity on June 1, 2002, upon the notice hereinafter stated and in the manner and with the ef-fect provided in the Indenture, the bonds of this Series are redeemable at the option of the Company, as a whole at any time or in part from time to time, at 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

 Notice of each redemption shall be mailed to all registered owners not less than thirty nor more than forty-five days before the redemption date.

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

 In case of certain completed defaults specified in the Indenture, the princi-pal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture.

 No recourse shall be had for the payment of the principal of or the interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or di-rector, past, present or future, of the Company or of any predecessor or suc-cessor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such lia-bility of incorporators, stockholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and be-ing likewise waived and released by the terms of the Indenture, all as more fully provided therein.

  This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, upon surrender and cancellation of this bond; and thereupon a new registered bond or bonds without coupons of the same aggregate principal amount and series will, upon the payment of any transfer tax or taxes payable, be issued to the transferee in exchange herefor. The Company shall not be re-quired to exchange or transfer this bond if this bond or a portion hereof has been selected for redemption.

                              (end of bond form)

and

 Whereas, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in ac-cordance with its terms and for the purposes herein expressed, have been done and performed, and the execution and delivery of this Supplemental Indenture have in all respects been duly authorized;

 Now, Therefore, in consideration of the premises and of the sum of one dollar paid by the Trustee to the Company, and for other good and valuable considera-tions, the receipt of which is hereby acknowledged, for the purpose of

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

securing the due and punctual payment of the principal of and the interest and premium, if any, on all bonds which shall be issued under the Indenture, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and in all indentures sup-plemental thereto, the Company by these presents does grant, bargain, sell, transfer, assign, pledge, mortgage, warrant and convey unto Harris Trust and Savings Bank, as Trustee, and its successor or successors in the trust hereby created, all property, real and personal (other than property expressly ex-cepted from the lien and operation of the Indenture), which, at the actual date of execution and delivery of this Supplemental Indenture, is solely used or held for use in the operation by the Company of its gas utility system and in the conduct of its gas utility business and all property, real and person-al, used or useful in the gas utility business (other than property expressly excepted from the lien and operation of the Indenture) acquired by the Company after the actual date of execution and delivery of this Supplemental Indenture or (subject to the provisions of Section 16.03 of the Indenture) by any suc-cessor corporation after such execution and delivery, and it is further agreed by and between the Company and the Trustee as follows:

                                   ARTICLE I

                             Bonds of this Series

 Section 1. The bonds of this Series shall, as hereinbefore recited, be desig-nated as the Company's "First Mortgage Bonds, 6.75% Series due June 1, 2002." The bonds of this Series which may be issued and outstanding shall not exceed $50,000,000 in aggregate principal amount, exclusive of bonds of such series authenticated and delivered pursuant to the provisions of Section 4.12 of the Indenture.

 Section 2. The bonds of this Series shall be registered bonds without cou-pons, and the form of such bonds, and of the Trustee's certificate of authen-tication to be endorsed on all bonds of this Series, shall be substantially as hereinbefore recited, respectively.

 Section 3. The bonds of this Series shall be issued in the denomination of $1,000 each and in such multiple or multiples thereof as shall be determined and authorized by the Board of Directors of the Company or by any officer or officers of the Company authorized by the Board of Directors to make such determina-tion, the authorization of the denomination of any bond to be conclusively ev-idenced by the execution thereof on behalf of the Company. The bonds of this Series shall be numbered, RU-1 and consecutively upwards, or in such other ap-propriate manner as shall be determined and authorized by the Board of Direc-tors of the Company.

 All bonds of this Series shall be dated June 1, 1997, except that each bond issued on or after the first payment of interest thereon shall be dated as of the date of the interest payment date thereof to which interest shall have been paid on the bonds of such series next preceding the date of issue, unless issued on an interest payment date to which interest shall have been so paid, in which event such bonds shall be dated as of the date of issue; provided, however, that bonds issued on or after May 15 and before the next succeeding June 1 or on or after November 15 and before the next succeeding December 1 shall be dated the next succeeding interest payment date if interest shall have been paid to such date. All bonds of this Series shall mature June 1, 2002, and shall bear interest at the rate of 6.75% per annum until the princi-pal thereof shall be paid. Such interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months and shall be payable semiannually on the first day of June and the first day of December in each year. So long as there is no existing default in the payment of interest on the bonds of this Series, such interest shall be payable to the person in whose name each such bond is registered on the May 15 and November 15 (whether or not a business day), as the case may be, next preceding the respective in-terest payment dates; provided, however, if and to the extent that the Company shall default in the payment of interest due on such interest payment date, such defaulted interest shall be paid to the person in whose name each such bond is registered on the record date fixed, in advance, by the Company for the payment of such defaulted interest.

 The principal of and interest on the bonds of this Series shall be payable in any coin or currency of the United States of America which at the time of pay-ment is legal tender for the payment of public and private debts, and shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York. Any installment of interest on the bonds may, at the Company's option, be paid by mailing checks for such interest payable to or upon the written or-der of the person entitled thereto to the address of such person as it appears on the registra-tion books. The bonds of this Series shall be registrable, transferable and exchangeable in the manner provided in Sections 4.08 and 4.09 of the Inden-ture, at either of such offices or agencies.

 Section 4. The bonds of this Series may not be called for redemption by the Company prior to June 1, 2001. On June 1, 2001 and thereafter until maturity on June 1, 2002, the bonds of this Series, upon the mailing of notice and in the manner provided in Section 7.01 of the Indenture (except that no published notice shall be required for the bonds of this Series), and with the effect provided in Section 7.02 thereof, shall be redeemable at the option of the Company, as a whole at any time or in part from time to time, at 100% of the principal amount thereof, plus accrued and unpaid interest to redemption date.

 Section 5. No sinking fund is to be provided for the bonds of this Series.

                                  ARTICLE II

                           Miscellaneous Provisions

 Section 1. This Supplemental Indenture is executed by the Company and the Trustee pursuant to provisions of Section 4.02 of the Indenture and the terms and conditions hereof shall be deemed to be a part of the terms and conditions of the Indenture for any and all purposes. The Indenture, as heretofore sup-plemented and as supplemented by this Supplemental Indenture, is in all re-spects ratified and confirmed.

 Section 2. This Supplemental Indenture shall bind and, subject to the provi-sions of Article XVI of the Indenture, inure to the benefit of the respective successors and assigns of the parties hereto.

 Section 3. Although this Supplemental Indenture is dated June 1, 1997, it shall be effective only from and after the actual time of its execution and delivery by the Company and the Trustee on the date indicated by their respec-tive acknowledgments hereto annexed.

 Section 4. This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

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

 In Witness Whereof, Northern Illinois Gas Company has caused this Supplemen-tal Indenture to be executed in its name by its President, a Vice President, or Treasurer, and its corporate seal to be hereunto affixed and attested by its Secretary or its Assistant Secretary, and Harris Trust and Savings Bank, as Trustee under the Indenture, has caused this Supplemental Indenture to be executed in its name by one of its Vice Presidents, and its seal to be here-unto affixed and attested by its Assistant Secretary, all as of the day and year first above written.

Northern Illinois Gas Company

By ________________________________
    Vice President and Treasurer

                                   Attest:

                                   --------------------------------------------
                                               Assistant Secretary

Harris Trust and Savings Bank,
 as Trustee

By ________________________________
           Vice President

                                   Attest:

                                   --------------------------------------------
                                               Assistant Secretary

State of Illinois }  ss:
County of DuPage

 I, Joe R. Johnson, Notary Public in the State aforesaid, Do Hereby Certify that Donald W. Lohrentz, Vice President and Treasurer of Northern Illinois Gas Company, an Illinois corporation, one of the parties described in and which executed the foregoing instrument, and Alexander C. Allison, Assistant Secre-tary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Assistant Secretary, respectively, and who are both personally known to me to be the Vice President and the Assistant Secretary, respective-ly, of said corporation, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Vice President and Assistant Secre-tary, respectively, of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

 Given under my hand and notarial seal this 4th day of June A.D. 1997.

                                   --------------------------------------------
                                                  Notary Public

My Commission expires February 21, 1999.

State of Illinois  ss:
                }
County of Cook

 I, Kimberley Lange, a Notary Public in and for said County, in the State aforesaid, Do Hereby Certify that J. Bartolini, Vice President of Harris Trust and Savings Bank, an Illinois banking corporation, one of the parties de-scribed in and which executed the foregoing instrument, and D. G. Donovan, As-sistant Secretary of said banking corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing in-strument as such Vice President and Assistant Secretary, respectively, and who are both personally known to me to be a Vice President and an Assistant Secre-tary, respectively, of said banking corporation, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Vice Presi-dent and Assistant Secretary, respectively, of said banking corporation, and as the free and voluntary act of said banking corporation, for the uses and purposes therein set forth.

 Given under my hand and notarial seal this 4th day of June A.D. 1997.

                                   --------------------------------------------
                                                  Notary Public

My Commission expires December 14, 1997.

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

                                RECORDING DATA

 This Supplemental Indenture was recorded on June 6, 1997, in the office of the Recorder of Deeds in certain counties in the State of Illinois, as fol-lows:

     COUNTY                  BOOK                           PAGE                           DOCUMENT NO.
     ------                  ----                           ----                           ------------
   Adams
   Boone
   Bureau
   Carroll
   Champaign
   Cook
   DeKalb
   DeWitt
   DuPage
   Ford
   Grundy
   Hancock
   Henderson
   Henry
   Iroquois
   Jo Daviess
   Kane
   Kankakee
   Kendall
   Lake
   La Salle
   Lee
   Livingston
   McHenry
   McLean
   Mercer
   Ogle
   Piatt
   Pike
   Rock Island
   Stephenson
   Tazewell
   Vermilion
   Whiteside
   Will
   Winnebago
   Woodford

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